Schedule 2

                               IMC AGRIBUSINESS
                       ALLOWANCE FOR DOUBTFUL ACCOUNTS


                                Balance,      Amounts
                                Beginning     Charged to                 Balance,
                                of Year       Expense      Deduction     End of Year
                                ----------    ----------   -----------   -----------
Year Ended December 31, 1996    $2,828,287    $3,687,300   $(2,406,772)   $4,108,815

Year Ended December 31, 1997    $4,108,815    $4,177,554   $(3,956,848)   $4,329,521

Year Ended December 31, 1998    $4,329,521    $  905,138   $(1,550,731)   $3,683,928

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